WRITTEN STATEMENT OF CHIEF EXECUTIVE OFFICER
                           AND CHIEF FINANCIAL OFFICER
                         PURSUANT TO SECTION 906 OF THE
                           SARBANES-OXLEY ACT OF 2002



The undersigned, the Chief Executive Officer and the Chief Financial Officer of GSE Systems, Inc. (the "Company"), each hereby certifies that, to his knowledge, on the date hereof:

     (a) the Annual Report on form 10-K of the Company for the year ended December 31, 2003 filed on the date hereof with the Securities and Exchange Commission (the "Annual Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (b) the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

                                          /s/  JOHN V. MORAN
                                          _______________________
                                          John V. Moran
                                          Chief Executive Officer
                                          Date:  April 13, 2004

                                          /s/ JEFFERY G. HOUGH
                                          ________________________
                                          Jeffery G. Hough
                                          Senior Vice President and
                                            Chief Financial Officer
                                          Date:  April 13, 2004